Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-297144

PROSPECTUS SUPPLEMENT

(To prospectus dated July 7, 2026)

ASTROTECH CORPORATION

$50,000,000

Common Stock

We have previously entered into an at-the-market offering agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright” or the “Sales Agent”), dated June 2, 2026, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Offering Agreement, we may offer and sell shares of our common stock, par value $0.001 per share (“common stock”), having an aggregate gross offering price of up to $50 million from time to time through the Sales Agent, acting as agent under this prospectus supplement and accompanying prospectus.

This prospectus supplement is being filed to increase the remaining shares of our common stock available for issuance under the Offering Agreement to $50 million and replaces and supersedes, in its entirety, that certain prospectus supplement, dated June 3, 2026 (the “Prior Prospectus Supplement”) filed pursuant to a shelf registration statement on Form S-3 (File No. 333-293023), which was declared effective by the Securities and Exchange Commission on January 30, 2026. As of the date of this prospectus supplement, we have sold 258,856 shares of our common stock under the Offering Agreement for gross proceeds of approximately $7.9 million, and no further shares will be offered or sold under the Prior Prospectus Supplement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market LLC, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Sales Agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to a commission equal to 3.0% of the gross sales price per share sold. In connection with the sale of shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ASTC.” On August 19, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $7.94 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risks and uncertainties described in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus supplement by reference for certain risks and uncertainties relating to an investment in our common stock.

Neither the Securities and Exchange Commission, nor any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 19, 2026.

Prospectus Supplement

Prospectus

We have not, and the Sales Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we prepare or authorize, and neither we nor the Sales Agent takes any responsibility for any other information that others may give you. This prospectus supplement is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-297144) that we filed with the Securities and Exchange Commission, or SEC, and that was declared effective by the SEC on July 7, 2026. Under this shelf registration process, we may, from time to time, offer common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of common stock. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference into this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus , the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus to “Astrotech,” “we,” “us,” “our,” “our Company,” or “the Company” mean Astrotech Corporation, a Delaware corporation, and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus supplement or the accompanying prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “intends” and other similar expressions. For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus supplement and the accompanying prospectus. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

●	our strategic initiatives focused on future lunar resource development, autonomous lunar industrial infrastructure, Moon-based advanced computing, semiconductor manufacturing, lunar power generation and power infrastructure, mining, chemical manufacturing, product transportation and equipment leasing opportunities on the Moon;

●	the success of the potential sale of 1st Detect, and the risks the announcement and pendency of the proposed sale present to our ongoing business and operations;

●	the adverse expectations regarding the global economy, inflation, the potential for recession and geopolitical tensions and any resulting sanctions, or wars;

●	the effect of economic and political conditions in the United States or other nations that could impact our ability to sell our products and services or gain customers;

●	product demand and market acceptance risks, including our ability to develop and sell products and services to be used by governmental or commercial customers;

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the impact of trade barriers imposed by the U.S. government, such as import/export duties and restrictions, tariffs and quotas, and potential corresponding actions by other countries in which we conduct our business;

●	technological difficulties and potential legal claims arising from any technological difficulties;

●	the risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation;

●	uncertainty in government funding and support for key programs, grant opportunities, or procurements;

●	the impact of competition on our ability to win new contracts;

●	our ability to meet technological development milestones and overcome development challenges; and

●	our ability to successfully identify, complete and integrate acquisitions.

While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others identified herein.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and the accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.

You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement or such prospectus only. Because the risk factors referred to on page S-8 of this prospectus supplement, page 6 of the accompanying prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate; therefore, we cannot assure you that the forward-looking statements included in this prospectus will prove to be accurate. Considering the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, new information, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement, and the accompanying prospectus, carefully, including the “Risk Factors” section beginning on page S-8 of this prospectus supplement, the “Risk Factors” section of our most recent Annual Report on Form 10-K, the “Risk Factors” section of our subsequent Quarterly Reports on Form 10-Q, and our financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement.

Our Company

Our mission is to expand access to mass spectrometry (“MS”) and its use through the deployment of devices designed specifically for the appropriate levels of precision required in high-volume, real-time testing environments such as airports, border checkpoints, cargo hubs, infrastructure security, correctional facilities, military bases, law enforcement centers, and industrial locations. The Astrotech Mass Spectrometer Technology™ (“AMS Technology”) platform achieves our mission through simplifying the user interface, automating the complicated calibration process, ruggedizing the critical components to endure MS field work, and enabling multiple configurations for sample intake options.

We are commercializing the AMS Technology through application specific, wholly owned subsidiaries described below.

●	Astrotech Technologies, Inc. (“ATI”) owns and licenses the intellectual property related to the AMS Technology.
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1st Detect Corporation (“1st Detect”) is a manufacturer of explosives trace detectors ("ETDs") and narcotics trace detectors (“NTDs”) developed for use in security and detection at airports, border checkpoints, cargo hubs, infrastructure security, correctional facilities, military bases, and law enforcement centers. 1st Detect holds an exclusive AMS Technology license from ATI for air passenger and cargo security applications as well as narcotics detection.

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AgLAB, Inc. (“AgLAB”) is developing a series of mass spectrometers for use in the hemp and cannabis market with initial focus on optimizing yields in the distillation processes. AgLAB holds an exclusive AMS Technology license from ATI for applications in the agriculture industry which require analyzing complex chemical compounds found in organic plant material and extracts.

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BreathTech Corporation (“BreathTech”) is advancing a breath analysis tool to screen for volatile organic compound (“VOC”) metabolites found in a person’s breath that could indicate a compromised condition including but not limited to a bacterial or viral infection. BreathTech holds an exclusive AMS Technology license from ATI for breath analysis applications.

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Pro-Control, Inc. ("Pro-Control") is focused on applying the AMS Technology in industrial process control applications. The mass spectrometer and process are designed to test, measure and increase reaction intermediates, purity and percent yields in industrial processes. Pro-Control holds an exclusive AMS Technology license from ATI for the distillation of chemicals outside of the agriculture industry.

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EN-SCAN, Inc. (“EN-SCAN”) is developing advanced environmental testing and monitoring solutions, integrating gas chromatography and mass spectrometry technology in rugged, portable designs. EN-SCAN’s products are expected to support industrial, environmental, and regulatory applications, helping organizations meet compliance requirements and environmental safety. EN-SCAN will use proprietary ATi Gas Chromatograph and AMS Technology license from ATI for instant feedback to accurately detect soil, water, and air contamination source location and migration.

The Company’s Board of Directors (the “Board”) recently has approved strategic initiatives focused on future lunar resource development, autonomous lunar industrial infrastructure, Moon-based advanced computing, semiconductor manufacturing, lunar power generation and power infrastructure, mining, chemical manufacturing, product transportation and equipment leasing opportunities on the Moon (collectively, the “Initiatives”).

The Company’s Initiatives intend to explore five potential strategic categories:

●	Lunar power generation focused on installing solar power, long-generation energy storage, recharge stations and associated transmission lines;
●	Mining and material handling, potentially involving AI-directed excavation and transport of lunar regolith;
●	Product transportation, including moving raw and finished materials on the lunar surface;
●	Rover rental and equipment leasing to potential government and commercial customers; and
●	AI-directed chemical manufacturing, integrating the Company’s gas chromatography-mass spectrometry data with autonomous process control.

Each of the Initiatives is in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Currently, there are no commercial operations of any kind on the lunar surface. The Company’s Initiatives are in the explorative planning and design stages and have not yet been proven to be technically, financially, or commercially viable, and may ultimately be unsuccessful. To date, no formal business plan or capital budget has been approved relating to any of the Company’s Initiatives and no final products, sites, capacities, routes, launch schedules, service dates or project costs have been determined. The Company does not have any binding power-purchase agreement, customer or vendor commitments, strategic-partner agreement, financing commitment or launch contract. The Company does not currently have any lunar or space operations and does not currently have employees with the technical expertise necessary to fully develop the Initiatives. Implementation will depend on technical validation, ability to attract and retain employees with technical expertise, customer demand, partnerships, lunar transportation, sufficient financing and other factors.

These efforts require substantial and ongoing investments of financial, technical and human resources over extended time horizons, including, but not limited to, research and development, testing, infrastructure, and mission execution. The technologies, systems and operational capabilities required for each of these Initiatives involve significant technical complexity and are subject to design, engineering, and performance risks, many of which may only become apparent as development and testing progress. We currently do not have the technical expertise or operational capabilities to execute on any of the Company’s Initiatives. Many of these technologies, systems and operational capabilities are novel and untested, and we expect to incur significant capital expenditures over a period of years before the Company’s Initiatives, including related products and services, and other strategic initiatives, including in-orbit, lunar, and interplanetary industrialization efforts, may become commercially scalable or profitable, which may never occur.

The markets we intend to enter are expected to attract significant competition from commercial entities and government-sponsored programs, many of which have substantially greater financial, technical, manufacturing, marketing and personnel resources than we do. Because the Initiatives remain in the explorative planning and design stage, we have not yet demonstrated the technical feasibility of our planned offerings, potential customer base or generated any revenue from the Initiatives, and we may be unable to compete effectively against entities that are further advanced in their lunar programs. Our failure to compete effectively could have a material adverse effect on our business, financial condition and results of operations.

The capital expenditures we expect to incur to evaluate, pursue and develop the Company’s Initiatives will be significant, and we currently do not have the cash or resources to do so. The Company’s Initiatives will require substantial capital expenditures to design, develop, expand, and maintain the Company’s technologies and infrastructure to support development of such potential operations. These expenditures include, but are not limited to, costs associated with research and development, construction and expansion of production capabilities, acquisition of property and equipment, and ongoing maintenance and upgrades to ensure reliability and competitiveness. The Company’s ability to obtain financing that will be needed to fund the Company’s Initiatives will depend, in part, upon factors beyond the Company’s control, and there can be no assurance that appropriate financing will be available to the Company in amounts necessary to fund any of the Company’s Initiatives or on commercially viable terms or at all. Accordingly, the Company’s Initiatives, and the related intended business and operations, may not prove to be successful in the future, if at all.

Recent Developments

Prior ATM Issuances

On June 2, 2026, we entered into the Offering Agreement with Wainwright relating to an at-the-market offering program, pursuant to which we had the ability to offer and sell, from time to time at its sole discretion, shares of our common stock, having aggregate gross proceeds of up to $24.5 million through Wainwright as sales agent subject to applicable limitations. This prospectus supplement is being filed to increase the remaining shares of our common stock available for issuance under the Offering Agreement to $50 million and replaces and supersedes in its entirety, the Prior Prospectus Supplement. As of the date of this prospectus supplement, we have sold 258,856 shares of our common stock under the Offering Agreement for gross proceeds of approximately $7.9 million (the “Prior ATM Issuances”), and no further shares will be offered or sold under the Prior Prospectus Supplement.

1st Detect Sale Process

On June 16, 2026, we announced that our Board approved a potential sale process of our 1st Detect Corporation subsidiary (“1st Detect”), developer of the TRACER 1000 mass spectrometry–based explosives and narcotics trace detection (“ETD”) platform. The Company is evaluating a potential sale to provide additional capital for the previously announced lunar mining initiative.

Company Information

We were incorporated under the laws of the State of Delaware in 1984. Our website address is www.astrotechcorp.com. Our principal executive offices are located at 1817 W. Braker Lane, Suite 400, Austin, Texas 78758, and our telephone number is (512) 485-9530. The information provided on our website does not constitute part of this prospectus supplement or the accompanying prospectus, and is not incorporated by reference as part of this prospectus supplement or the accompanying prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, which allows us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common Stock Offered Pursuant to this Prospectus Supplement	Shares of our common stock having an aggregate gross offering price of up to $50,000,000.

Common Stock to be Outstanding Immediately After this Offering(1)	Up to 8,145,969 shares, assuming sales of 6,038,373 shares of our common stock in this offering at a price of $7.94 per share, which was the closing price of our common stock on the Nasdaq Capital Market on August 19, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering

“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other market for our common stock in the United States through our agent, H.C. Wainwright & Co., LLC. See the section entitled “Plan of Distribution” on page S-24 of this prospectus supplement.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “ASTC.”

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes. We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. See “Use of Proceeds” on page S-15.

Risk Factors

See “Risk Factors” beginning on page S-8 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock, including the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC.

(1) The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 2,107,596 shares outstanding as of August 19, 2026, and gives effect to the sale of only shares of common stock in this offering and excludes the following, all as of March 31, 2026:

●	an aggregate of 234,426 shares of common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $11.10 per share;

●	up to 114,894 additional shares of common stock that are reserved for issuance under the Astrotech Corporation 2021 Omnibus Equity Incentive Plan (the “2021 Plan”); and

●	up to 9,363 shares of common stock issuable upon the conversion of Series D Convertible Preferred Stock.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding securities described above.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus supplement contains a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to our Strategic Initiatives

We intend to explore expanding our business into the Initiatives and we may not be able to successfully transition our business and may not realize the anticipated synergies and benefits of such proposed transition.

Recently our Board approved the Initiatives. Such Initiatives are in the explorative planning and design stage and subject to all of the risks inherent in the establishment of a new business venture. We may formulate new business strategies, offer new products or services or enter into new markets, which may result in additional risks and uncertainties in our business. Accordingly, our intended business and operations may not prove to be successful in the future, if at all.

We expect to continue to evaluate the acquisition of strategic businesses and technologies with the potential to enhance our Initiatives. It may be difficult for us to complete transactions quickly and to integrate acquired operations efficiently into our current business operations. Acquisitions and investments may involve significant cash expenditures, debt incurrence, operating losses and expenses that could have a material adverse effect on our business, consolidated financial condition, results of operations and cash flows. Integration activities can be costly, complex and time-consuming. We may not be able to realize the expected benefits from our Initiatives because of integration difficulties or other challenges. Acquisitions involve numerous other risks, including: (i) diversion of management’s time and attention from daily operations; (ii) difficulties integrating acquired businesses, technologies and personnel into our business; (iii) inability to obtain required regulatory approvals; (iv) inability to obtain required financing on favorable terms or, if so obtained, risks associated with incurrence of substantial amounts of indebtedness to finance the acquisition; (v) potential loss of key employees, key contractual relationships, or key customers of acquired companies or from our existing businesses; (vi) assumption of the liabilities and exposure to unforeseen liabilities of acquired companies (including environmental, employee benefits, safety and health and third-party property and casualty liabilities); (vii) unanticipated changes in applicable laws and regulations; (viii) unanticipated expenses and liabilities and (ix) other difficulties in the assimilation of our Initiatives’ business operations, technologies, products and systems. Any acquisitions or investments may ultimately harm our business or consolidated financial condition, as such acquisitions may not be successful and may ultimately result in impairment charges. The success of our Initiatives will depend, in part, on our ability to realize all or some of the anticipated synergies and other benefits from integrating the new Initiatives with our existing business.

In addition, we may not accomplish the integration smoothly, successfully or within the anticipated costs or timeframe. If we experience difficulties with the integration process or if the business of our Initiatives deteriorates, growth opportunities and other synergies may not be realized fully or at all, or may take longer to realize than expected. If any of the above risks occur, our business, financial condition, results of operations and cash flows may be materially and adversely impacted, we may fail to meet the expectations of investors or analysts, and our stock price may decline as a result.

The development and maintenance of the technologies and infrastructure necessary to support our new Initiatives will require significant capital expenditures, and if we are unable to generate sufficient cash flow from operations or obtain additional financing on acceptable terms, our business, financial condition, results of operations, and future prospects could be materially and adversely affected.

Our Initiatives will require substantial capital expenditures to design, develop, expand, and maintain our technologies and infrastructure to support development of such potential operations. These expenditures include, but are not limited to, costs associated with research and development, construction and expansion of production capabilities, acquisition of property and equipment, and ongoing maintenance and upgrades to ensure reliability and competitiveness.

In particular, lunar resource development, autonomous industrial infrastructure, Moon-based semiconductor, quantum computing manufacturing and lunar power generation opportunities all require the investment of significant additional capital resources. We may choose to increase or accelerate the pace of any of these investments at any time, which could result in periods of reduced profitability or increased losses as we prioritize long-term growth over near-term financial performance. Many of the products and services that may be important for the growth of our Initiatives are novel and untested, and therefore our estimates of capital expenditures may prove to be inaccurate. In addition, if any adverse findings are discovered at any stage during the course of our Initiatives that would render the initiative unsuitable, then we may not be able to obtain the financing necessary to proceed with the Initiatives on favorable terms, or at all.

Our ability to obtain financing that may be needed to provide additional funding will depend, in part, on factors beyond our control, and there can be no assurance that funding will be available to us on commercially reasonable terms or at all. Even if we are able to obtain financing, we may have to accept terms that are disadvantageous to us or that may have an adverse impact on our business plan and the viability of the relevant Initiatives. Any additional debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which could limit our operational flexibility and make it more difficult for us to obtain additional capital and to pursue business opportunities.

In addition, we may need to raise additional capital through further issuances of equity or convertible debt securities, and if we do, our shareholders would suffer significant dilution and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Our ability to access the capital markets or secure other sources of financing may be adversely affected by factors beyond our control, including fluctuations in market conditions, changes in investor sentiment, increases in interest rates, or adverse events affecting the broader industry or economy. The failure to obtain necessary additional funding could cause any or all of our Initiatives to be delayed or not completed.

We are substantially dependent on the outcome of government solicitations and awards, including NASA’s NextSTEP-3 Appendix A program (“Appendix A Program”) and NASA’s Commercial Lunar Payload Services 2 program (“CLPS2 Program”), and there can be no assurance that we will submit a proposal or be selected for any contract, award or funding

We plan to submit a proposal to NASA’s Next Space Technologies for Exploration Partnerships-3 Appendix A: Lunar Enabling Infrastructure Accelerator program, and we submitted a proposal to NASA’s Commercial Lunar Payload Services 2 program in June 2026. Neither the CLPS2 submission nor the planned Appendix A proposal constitutes a NASA selection, award, contract, funding commitment, authorization or endorsement. Our business strategy and planned operations are substantially dependent on our ability to secure government contracts, awards and funding, including under programs such as the Appendix A Program and CLPS2 Program. We do not currently have committed funding sufficient to fully execute on any of the Company’s Initiatives, and we are reliant on government awards and contracts to provide the programmatic support, and potentially the capital necessary to advance our development activities, achieve key technical milestones and sustain our operations. If we are not selected for awards under these programs, or if any awards we receive are smaller in scope, delayed or subject to conditions that limit their utility, we may lack the financial resources to carry out any of the Initiatives on the timelines necessary for commercialization. There can be no assurance that NASA will not modify, delay or cancel Appendix A or the CLPS2 Program, that we will submit a proposal to Appendix A, or that NASA will select or fund us under Appendix A or CLPS2.

The award processes for government programs such as Appendix A and CLPS2 are highly competitive, subject to extensive evaluation criteria, and influenced by factors beyond our control, including government budgetary constraints, shifting policy priorities, the number and quality of competing proposals, and the discretion of the awarding agency. Even if we submit technically sound proposals, there can be no assurance that we will be selected for any award, that any award will be made on terms favorable to us, or that funding under any award will be disbursed in a timely manner or in amounts sufficient to advance the Initiatives. Our failure to obtain government contracts, awards or funding could materially impair our ability to advance the Initiatives, force us to seek alternative sources of capital on potentially unfavorable terms, significantly curtail or delay our planned operations, or otherwise have a material adverse effect on our business, financial condition and results of operations.

Many of our Initiatives involve significant technical complexity, unproven technologies, or technologies that do not exist or may require significant advancement, and such Initiatives may not achieve commercial viability.

Our Initiatives are in the explorative planning and design stages and have not yet been proven at commercial scale, or at all, and may ultimately be unsuccessful. In particular, the timeline for these Initiatives, and the launch cadence required to achieve them may be difficult or impossible to determine. To date, no formal business plan or capital budget has been approved relating to our Initiatives. These efforts require substantial and ongoing investments of financial, technical, and human resources over extended time horizons, including, but not limited to, research and development, testing, infrastructure, regulatory approvals, and mission execution. The technologies, systems, and operational capabilities required for each of these Initiatives involve significant technical complexity and are subject to design, engineering, and performance risks, many of which may only become apparent as development and testing progress. Many of these technologies, systems and operational capabilities are novel and untested, and we expect to incur significant capital expenditures over a period of years before our products and services and other strategic initiatives, including in-orbit, lunar, and interplanetary industrialization efforts, become profitable, which may never occur. We may not be able to develop, commercialize, scale, or successfully implement these or other strategic initiatives on the timelines we currently anticipate, or at all.

The Initiatives require the transportation of significant equipment, technology and materials to the lunar surface. The availability and cost of lunar transportation and launch services are determined by third-party providers and are subject to significant uncertainty. Launch failures, schedule delays, limited payload capacity and escalating costs could delay or prevent the deployment of our planned lunar infrastructure and could render our operations commercially impracticable. We have not announced any contracts with launch service providers, and there can be no assurance that we will be able to secure reliable and cost-effective transportation to the Moon.

Furthermore, to the extent that breakthrough developments in terrestrial energy access, such as advances in nuclear energy, significantly reduce energy costs or alleviate infrastructure constraints, the viability of our infrastructure may be materially diminished. Even if our Initiatives prove to be commercially viable, a material slowdown in the demand of lunar based products could result in existing infrastructure meeting such demand, thereby reducing the need for our lunar infrastructure. As a result, we may be required to devote financial, technical, human or other resources in excess of our current expectations, and there can be no assurance that these investments will generate adequate revenue, which could adversely affect our business, financial condition, results of operations, and future prospects. Our Initiatives are still emerging and evolving or do not currently exist, and such markets may not develop as we expect, or at all. Any estimate we make regarding the size or timing of our anticipated market opportunities is inherently uncertain and necessarily involves significant assumptions about future customer demand, adoption, technological development, regulatory conditions and the emergence of a broader commercial market that does not currently exist. While we believe these industries will develop over time, the manner in which they emerge, including the timing of commercialization, the scale and pace of adoption, and the applicable technical, regulatory, geopolitical and economic frameworks may differ materially from our current expectations. If these industries do not develop, develop on slower timelines, at smaller scales, or under different economic or regulatory conditions than we anticipate, this could require us to modify, delay, or abandon certain of our business plans, or cause such plans not to develop at all, which could materially and adversely affect our business, financial condition, results of operations, and future prospects.

Our future revenue and operating results depend upon our ability to develop new technologies and respond to changes in customer demands and industry standards in highly competitive markets, and if we are unable to do so, our business, financial condition, results of operations, and future prospects may be materially and adversely affected.

Our future revenue growth and operating results relating to our Initiatives are dependent on our ability to design, develop and successfully commercialize new and innovative technologies, products, and services on a timely and cost-effective basis. The commercial lunar and space industries are characterized by rapid and disruptive technological change, evolving industry standards, the emergence of new and well-funded competitors, and frequent new product and service introductions. In addition, we may expand into new markets, which may lead to similar or additional challenges that we cannot foresee and may require novel innovations to navigate or overcome. As a result, we may from time to time rapidly adjust, modify or change our strategic priorities, capital allocation, product or service focus or operational initiatives across our business in response to these other changes or new markets.

The markets in which we plan to operate are rapidly evolving and intensely competitive, and we face competition from a range of established and emerging companies, including large, well-capitalized technology companies and aerospace firms, including foreign competitors. Some competitors are investing significant capital to develop related infrastructure that compete directly with our offerings, and companies based in China and other jurisdictions may benefit from government support, favorable regulatory environments, or strategic national prioritization.

If we are unable to anticipate technological trends, respond to technological advancements or changing customer demands, or successfully develop and commercialize new or enhanced offerings, we may be unable to establish or maintain a meaningful market position and our business, financial condition, results of operations, and future prospects could be materially and adversely affected.

The commercial lunar market is undeveloped and uncertain, and there may be insufficient demand for the products and services we intend to develop

Our Initiatives contemplate the development of infrastructure and services including power generation and energy storage for commercial and government customers on the Moon. Currently, there is no commercial lunar market, and there can be no assurance that lunar commercialization will occur, or that sufficient customer demand will develop for such products and services. Uncertainty concerning the existence, concentration, accessibility, extractability, processing, ownership, regulation and commercial value of lunar resources further limits the predictability of this market. If the commercial lunar market does not develop as anticipated, or develops more slowly than expected, we may be unable to generate meaningful revenue from the Initiatives.

We expect to face significant competition from well-capitalized commercial entities and government-sponsored programs in the markets we intend to enter, and if we are unable to compete effectively, our business, financial condition and results of operations could be harmed.

The markets for which we are conducting explorative planning and design, including lunar power generation, energy storage and resource mining are expected to attract significant competition from commercial entities and government-sponsored programs, many of which have substantially greater financial, technical, manufacturing, marketing and personnel resources than we do. We believe that our ability to compete will depend upon many factors both within and beyond our control, including:

●	the timing, reliability and performance of our technology development compared to that of our competitors;
●	our ability to secure NASA awards, government contracts and other sources of funding;
●	the pace at which our competitors develop competing lunar infrastructure technologies;
●	whether our competitors are able to secure NASA awards, government contracts and other sources of funding ahead of, or instead of, us;
●	our ability to attract and retain qualified engineers, scientists and operational personnel;
●	the cost, mass efficiency and scalability of our solutions compared to those of our competitors;
●	our ability to establish and maintain strategic partnerships, collaborations and customer relationships;
●	the availability of launch and lunar transportation services on commercially reasonable terms; and
●	brand recognition, reputation and demonstrated mission heritage in space and lunar operations.

Many of our current and potential competitors have significantly greater resources and more advanced operational capabilities than we do. For example, Space Exploration Technologies Corp. (“SpaceX”) is substantially better capitalized than us and possesses substantial vertical integration across launch, spacecraft manufacturing and mission operations, which provides it with significant cost and schedule advantages that could enable it to offer competing lunar infrastructure services at lower prices or on faster timelines than we are able to achieve. Other competitors, including Blue Origin, Intuitive Machines and international space agencies, are also pursuing lunar surface operations and may establish infrastructure or secure customer commitments before we are able to deploy our planned systems. Because our Initiatives remain in the explorative planning and design stage, we have not yet demonstrated the technical feasibility of our planned offerings, potential customer base or generated any revenue from lunar-related activities, and we may be unable to compete effectively against entities that are further advanced in their lunar programs. Our failure to compete effectively could have a material adverse effect on our business, financial condition and results of operations.

We may not be successful in the proposed sale of 1st Detect, and the announcement and pendency of the proposed sale of 1st Detect present certain risks to our ongoing business and operations.

On June 16, 2026, we announced that our Board approved a potential sale process of our subsidiary, 1st Detect. We may not be able to accurately estimate the timing of the 1st Detect sale process or signing of a final agreement, valuation or purchase price, or whether economic or other market conditions will impact the timing, price or market interest. We cannot estimate whether economic conditions, capital markets, or other factors will allow us to successfully complete the sale of 1st Detect, or to locate an adequate buyer or buyers, negotiate terms of a sale acceptable to the Company or successfully complete such sale.

A successful sale depends on various factors, including our ability to effectively transfer liabilities, contracts, and employees to any purchaser, revise our legal entity structure, negotiate continued equity ownership, identify and separate intellectual property, reduce fixed costs previously associated with the sold assets or business, and collect the proceeds from any sale. Any sale may result in a dilutive impact to our future earnings if we are unable to offset the dilutive impacts from the loss of revenue associated with the divested business, as well as significant write-offs, including those related to long-lived assets, including goodwill and other intangible assets, which could have a material adverse effect on our results of operations and financial condition. All of these efforts require varying levels of management resources, which may divert our attention from other business operations.

In addition, the announcement and ongoing conduct of a sale process of 1st Detect may disrupt the Company’s business by creating uncertainty among employees, customers, and suppliers, which could result in the loss of key personnel, cancellation or non-renewal of customer contracts, or causing the deterioration of supplier relationships, which in turn could reduce 1st Detect’s value and adversely affect our results of operations.

Risks Related to the Offering

Our stock price is volatile, and your investment may suffer a decline in value.

The closing market price for our common stock has varied between a high of $49.80 on May 29, 2026, and a low of $2.17 on March 26, 2026, in the twelve-month period ended August 19, 2026. As a result of fluctuations in the price of our common stock, you may be unable to sell your shares at or above the price you paid for them. The market price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market, industry and other factors, including the risk factors described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus supplement in their entirety, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The market price of our common stock may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts’ forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common stock could decline.

In addition, the stock markets in general, and the markets for technology stocks in particular, have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, consequently, adversely affect the price at which you could sell the shares that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

You may experience significant dilution as a result of future financings and the exercise of outstanding options or warrants.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including offerings pursuant to the accompanying base prospectus. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of securities convertible into, or allowing the purchase of, our common stock. The exercise of outstanding options or warrants having an exercise price per share that is less than the offering price per share in this offering will result in dilution to investors in this offering. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted, or exchanged, stockholders may experience dilution.

We will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, the ultimate use of proceeds may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our common stock to decline, and delay the development or commercialization of our product candidates. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. Please see the section entitled “Use of Proceeds” on page S-15 of this prospectus supplement for further information.

If we sell additional equity or debt securities to fund our operations, it may impose restrictions on our business.

In order to raise additional funds to support our operations, we may in the future sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights, and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities due to such restrictions, our business, financial condition, and results of operations could be materially adversely affected.

Future sales of our common stock in the public market or other financings could cause our stock price to fall, and a substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market, the perception that these sales might occur, or other financings could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. A substantial portion of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended. In addition, shares of common stock issuable upon exercise of outstanding warrants and options, as well as shares reserved for future issuance under our incentive stock plan, will be eligible for sale in the public market to the extent permitted by applicable vesting requirements, if any, and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares will be eligible to be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of our common stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not currently anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Offering Agreement. The number of shares that are sold by the Sales Agent after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Pending any specific application, we may initially invest funds in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material terms and provisions of our capital stock, Certificate of Incorporation (as amended, the “Certificate of Incorporation”), Amended and Restated Bylaws (as amended, the “Bylaws”), Certificate of Designations of Series A Junior Participating Preferred Stock (the “Series A Certificate of Designations”), Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following descriptions do not purport to be complete and are qualified in their entirety by reference to the relevant provisions of our Certificate of Incorporation, Bylaws, Certificate of Designations and the DGCL. You should refer to our Certificate of Incorporation, Certificate of Amendment to Certificate of Incorporation, Second Certificate of Amendment to Certificate of Incorporation, Third Certificate of Amendment to Certificate of Incorporation, Amended and Restated Bylaws, Series A Certificate of Designations and Series D Certificate of Designations, which are filed as exhibits to our Annual Report on Form 10-K and incorporated herein by reference, and the DGCL.

As of the date of this prospectus supplement, we had authorized capital stock consisting of 250,000,000 shares of common stock, $0.001 par value, and 2,500,000 shares of preferred stock, $0.001 par value (“Preferred Shares”). Our Board may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2026, there were 1,769,269 shares issued and 1,758,953 shares outstanding of our common stock and 280,898 shares of Series D Preferred Stock (as defined below) issued and outstanding. As of August 19, 2026, there were 2,107,596 shares of our common stock issued and outstanding and 280,898 shares of Series D Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Our common stock is presently listed on The Nasdaq Capital Market under the ticker symbol “ASTC.”

Preferred Stock

Series D Preferred Stock

The Board has designated 280,898 shares as Series D Convertible Preferred Stock (the “Series D Preferred Stock”). Holders of Series D Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on the Series D Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on the Series D Preferred Stock.

Except as otherwise provided in the Series D Certificate of Designations or as otherwise required by law, the Series D Preferred Stock shall have no voting rights. However, as long as any Series D Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of the Series D Preferred Stock (a) alter or change adversely the powers, preferences or rights given to such series or alter or amend the Series D Certificate of Designations, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, such series, (c) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the respective holders, (d) increase the number of authorized Series D Preferred Stock or (e) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of Series D Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (as defined in the Series D Certificate of Designations), plus any other fees or liquidated damages then due and owing thereon under the Series D Certificate of Designations, for Series D Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities (as defined in the Series D Certificate of Designations). A Fundamental Transaction or Change of Control Transaction (each as defined in the Series D Certificate of Designations) shall be deemed a Liquidation.

If, at any time while the Series D Preferred Stock is outstanding, upon a Fundamental Transaction (as defined in the Series D Certificate of Designations), each holder shall have the right to receive, for each Conversion Share (as defined in the Series D Certificate of Designations) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any Alternate Consideration (as defined in the Series D Certificate of Designations) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series D Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price (as defined in the Series D Certificate of Designations) shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction.

As of March 31, 2026, the 280,898 shares of Series D Preferred Stock are convertible to common stock on a one-for-thirty basis of common stock at the option of the holder. Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of Series D Preferred Stock are not callable by the Company.

Additional Series of Preferred Stock

Our Certificate of Incorporation provides that our Board may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation and any certificates of designation that the Board may adopt. Prior to the issuance of shares of each series of preferred stock, the Board is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●

the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board;

●

the rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

●

whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

●

the rights including the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

●

the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

●

the voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board; and

●

the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Company, whether or not convertible into shares of stock with the Company.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above is not complete. Please refer to any applicable certificate of designation for complete information.

Warrants

As of March 31, 2026, we had issued and outstanding warrants to purchase up to 50,000 shares of common stock. The respective exercise prices and expiration dates of such warrants are listed below.

On March 26, 2020, 824 warrants were issued at an exercise price of $187.50 and an expiration date of March 25, 2025. On March 30, 2020, 2,035 warrants were issued at an exercise price of $140.625 and an expiration date of March 27, 2025. On October 23, 2020, 15,650 warrants were issued at an exercise price of $86.25 and an expiration date of October 21, 2025. On October 28, 2020, 5,775 warrants were issued with an exercise price of $80.625 and an expiration date of October 28, 2025. On February 16, 2021, 5,689 warrants were issued at an exercise price of $121.875 and an expiration date of February 11, 2026. On April 12, 2021, 49,770 warrants were issued with an exercise price of $56.25 and an expiration date of April 7, 2026. As of the date hereof, all of our warrants have since expired and we have no warrants issued and outstanding.

Options

As of March 31, 2026, we have options issued and outstanding to purchase 234,426 shares of our common stock at a weighted average price of $11.10 per share issued under the Company’s 2008 Stock Incentive Plan, 2011 Stock Incentive Plan and 2021 Plan.

Rights Plan

On December 21, 2022, we entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, a New York limited liability company, as rights agent (the “Rights Agent”).

On December 21, 2022, the Board declared a dividend of one Preferred Share purchase right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Shares”), outstanding on January 5, 2023. The Rights were issued to the stockholders of record on such date. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1000th) of a Preferred Share, at a price of $58.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment.

On December 18, 2023, the Company entered into Amendment No. 1 to Rights Agreement between the Company and the Rights Agent, which extends the Final Expiration Date (as defined in the Rights Plan) to December 20, 2024, unless the Final Expiration Date is further extended by the Company or the rights subject to the Rights Plan are earlier redeemed or exchanged by the Company in accordance with the terms of the Rights Plan. All other terms and conditions of the Rights Plan remain unchanged.

On December 12, 2024, the Company entered into Amendment No. 2 to Rights Agreement between the Company and the Rights Agent, which extends the Final Expiration Date (as defined in the Rights Plan) to December 20, 2025, unless the Final Expiration Date is further extended by the Company or the rights subject to the Rights Plan are earlier redeemed or exchanged by the Company in accordance with the terms of the Rights Plan. All other terms and conditions of the Rights Plan remain unchanged.

On December 12, 2025, the Company entered into Amendment No. 3 to the Rights Agreement with the Rights Agent, which extends the Final Expiration Date (as defined in the Rights Agreement) to 5:00 P.M., New York City time, on December 20, 2026, unless the Final Expiration Date is further extended by the Company or the rights subject to the Rights Agreement are earlier redeemed or exchanged by the Company in accordance with the terms of the Rights Agreement. All other terms and conditions of the Rights Agreement remain unchanged.

Issuance of Rights

Each outstanding Common Share on the Record Date will receive one Right. For so long as the Rights are attached to the Common Shares (as described below), the Company will issue one Right with each Common Share it issues, so that all such shares have attached Rights. 250,000 Preferred Shares have been reserved for issuance upon exercise of the Rights.

Transfer and Detachment

Until the Distribution Date (as defined below), the Rights will be evidenced, with respect to any certificates representing Common Shares outstanding as of January 5, 2023, by such Common Share certificates.

As defined in the Rights Agreement, “Distribution Date” means the earlier to occur of (i) ten days following (a) a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired “beneficial ownership” (as defined below) of 15% or more of the outstanding Common Shares (or, in the event an exchange is effected in accordance with Section 24(f) of the Rights Agreement and the Board determines that a later date is advisable, then such later date that is not more than 20 days after such public announcement) or (b) such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person, and (ii) ten business days (or such later date as may be determined by the Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares.

For purposes of the Rights Agreement, a person is deemed to be the “Beneficial Owner” of any securities: (i) which such person beneficially owns, directly or indirectly; (ii) in respect to which such person has or shares voting or investment power; (iii) which such person has the right or obligation to acquire; (iv) which are “beneficially owned” (within the meaning of clauses (ii) and (iii) above) by any person with whom the first person has an agreement for the purpose of acquiring, holding, voting or disposing of any securities of the Company, provided, however, that in no case shall an officer or director of the Company be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company or (y) the Beneficial Owner of securities held of record by any entity or trustee holding Common Shares for or pursuant to the terms of any employee benefit plan of the Company or its subsidiaries or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or its subsidiaries, for the benefit of any employee of the Company or its subsidiaries, other than the officer or director, by reason of any influence that such officer or director may have over the voting of securities held in the plan; or (v) which are the subject of a derivative transaction entered into by, or derivative securities acquired by, such person, which gives such person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Share certificates in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter such separate Right Certificates alone will evidence the Rights.

Exercisability of Rights

The Rights are not exercisable until the Distribution Date. The Rights will expire at 5:00 P.M., New York City time, on December 20, 2026 (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Right to Acquire Stock at Half Price

In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price then in effect. If the Company does not have a sufficient number of Common Shares to satisfy such obligation to issue Common Shares, or if the Board so elects, the Company will deliver upon payment of the Purchase Price an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the date a person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the Purchase Price, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the Purchase Price then in effect. The Board may extend the 30-day period described above for up to an additional 90 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

In the event that, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price. In the event that the Company is the surviving corporation of a merger and its Common Shares are changed or exchanged, proper provision will be made so that each holder of a Right will thereafter have the right to receive upon exercise that number of shares of common stock of the other party to the transaction having a market value of two times the Purchase Price.

Adjustment of Purchase Price

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon the exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the case of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date immediately prior to the date of such exercise.

Redemption or Exchange

At any time prior to the Distribution Date, the Board may redeem the Rights, in whole but not in part, at a price of $0.0001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after a person becomes an Acquiring Person and prior to the acquisition by any person of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights beneficially owned by such person, which will have become void), in whole or in part, for Common Shares, at an exchange ratio of one Common Share per Right (subject to adjustment).

Preferred Shares

The Preferred Shares purchasable upon exercise of the Rights will be junior to any other series of preferred shares the Company may issue (unless otherwise provided in the terms of such preferred shares or in the Company’s Certificate of Incorporation). The Preferred Shares will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment in an amount per share equal to the greater of (a) $10 or (b) 1,000 times the aggregate dividend per Common Share declared during the applicable quarter. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment equal to (x) $1,000 per Preferred Share and (y) 1,000 times the aggregate amount per Common Share to be paid in such liquidation. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount per Common Share received in such transaction. These rights of the Preferred Shares are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Amendment

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our company.

Furthermore, our Certificate of Incorporation and Bylaws may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide the Board with the ability to alter the Bylaws without stockholder approval; and

●	provide that vacancies on the Board may be filled by a majority of the directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

Blank Check Preferred. Our Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 2,500,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control. Our Board has designated 300,000 shares as Series A Junior Participating Preferred Stock, none of which were issued and outstanding as of March 31, 2026. Our Board has also designated 280,898 shares as Series D Preferred Stock, all of which were issued and outstanding as of March 31, 2026.

Advance Notice Bylaws. The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Our Certificate of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Certificate of Incorporation provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by the DGCL. Our Bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by the DGCL. Our Bylaws require that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the DGCL. Our Bylaws will also provide our Board with discretion to indemnify our other officers and employees when determined appropriate by our Board. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Equiniti Trust Company LLC.

PLAN OF DISTRIBUTION

We previously entered into an at-the-market offering agreement with Wainwright, dated June 2, 2026, under which we may issue and sell shares of our common stock from time to time through the Sales Agent, acting as agent, pursuant to this prospectus supplement and the accompanying prospectus. Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market LLC, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We may instruct the Sales Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of our common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the Offering Agreement, we will notify the Sales Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Offering Agreement to sell our common stock are subject to a number of conditions that we must satisfy.

We will pay the Sales Agent commissions for its services in acting as agent in the sale of our common stock. The Sales Agent will be entitled to a commission equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, which was paid at the commencement of the offering, plus up to $5,000 per due diligence update session arising from the transactions contemplated by the Offering Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the Offering Agreement, will be approximately $100,000.

Settlement for sales of our common stock will occur on the first business day (or on such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time) following the date on which any sales are made or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Offering Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the Offering Agreement, or (ii) the termination of the Offering Agreement as permitted therein.

This summary of the material provisions of the Offering Agreement does not purport to be a complete statement of its terms and conditions. The Offering Agreement is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on June 3, 2026 and is incorporated by reference in this prospectus supplement. See the “Where You Can Find More Information” section of this prospectus supplement.

To the extent required by Regulation M, the Sales Agent will not engage in any market making or stabilizing activities involving our common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus. The Sales Agent and its respective affiliates may in the future provide various investment banking, advisory and other financial services for us and our affiliates, for which services they may receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any future debt agreements that we may enter into may preclude us from paying dividends without the lenders’ consent or at all. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

DILUTION

If you invest in our common stock, your ownership interest will be diluted immediately to the extent of the difference between the effective offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding. Our net tangible book value as of March 31, 2026, was approximately $10.2 million, or $5.80 per share.

After giving effect to (i) the Prior ATM Issuances and (ii) the sale by us of 6,038,373 shares of common stock in this offering, based on an assumed offering price of $7.94 per share, and after deducting the placement agent fees and offering expenses, our pro forma as adjusted net tangible book value as of March 31, 2026, would have been approximately $58.5 million, or $7.26 per share of common stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $1.46 per share to existing stockholders and an immediate dilution in tangible book value of $0.68 per share to purchasers of our common stock in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share of common stock		$7.94
Historical net tangible book value per share as of March 31, 2026	$5.80
Increase in net tangible book value per share attributable to the Prior ATM Issuances	$3.00
As adjusted net tangible book value per share as of March 31, 2026	$8.80
Decrease in net tangible book value per share attributable to new investors purchasing our securities in this offering	$(1.54)
Pro forma as adjusted net tangible book value per share as of March 31, 2026		$7.26
Dilution per share to new investors in this offering		$0.68

The number of shares of our common stock to be outstanding immediately after this offering is based on 2,107,596 shares outstanding as of August 19, 2026, and gives effect to the sale of only shares of common stock in this offering and excludes the following, all as of March 31, 2026:

●	an aggregate of 234,426 shares of common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $11.10 per share;

●	up to 114,894 additional shares of common stock that are reserved for issuance under the Astrotech Corporation 2021 Omnibus Equity Incentive Plan (the “2021 Plan”); and

●	up to 9,363 shares of common stock issuable upon the conversion of Series D Convertible Preferred Stock.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding securities described above.

To the extent that outstanding stock options or warrants are exercised, or restricted stock units vest and settle, or any additional options, or other equity awards are granted and exercised or become vested or other issuances of shares of common stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

LEGAL MATTERS

Haynes and Boone, LLP, Dallas, Texas, has passed upon the validity of the common stock offered hereby. Ellenoff, Grossman & Schole LLP, New York, New York, is counsel for the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements as of June 30, 2025 and 2024 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at http://www.astrotechcorp.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-297144) under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. When used in this prospectus supplement, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement or incorporated by reference therein. This prospectus supplement, which constitutes a part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the common stock we are offering by this prospectus supplement. Statements herein concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus supplement and accompanying prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained herein and therein, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement or the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 26, 2025;

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2025, December 31, 2025, and March 31, 2026, filed with the SEC on November 13, 2025, February 13, 2026, and May 13, 2026, respectively and our Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarterly period ended March 31, 2026, filed with the SEC on August 6, 2026;

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 28, 2025, that were deemed to be filed with the SEC;

●

our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on August 18, 2025, October 23, 2025, October 31, 2025, November 12, 2025, December 17, 2025, June 3, 2026, June 16, 2026 and July 22, 2026; and

●

the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K, filed with the SEC on September 26, 2025, including all amendments and reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, and we will provide you with a copy of these filings, at no cost, by calling us at (512) 485-9530 or by writing to us at the following address:

Astrotech Corporation

1817 W. Braker Lane, Suite 400

Austin, Texas 78758

Attention: Scott Bartley, Interim Chief Financial Officer

PROSPECTUS

ASTROTECH CORPORATION

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $200,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is presently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ASTC”. On June 29, 2026, the last reported sale price of our common stock was $12.18. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”. You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 7, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $200,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Incorporation of Documents by Reference” in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.” Copies of information filed by us with the SEC are also available on our website at https://www.astrotechcorp.com/. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

Company References

In this prospectus, “Astrotech,” the “Company,” “we,” “us,” and “our” refer to Astrotech Corporation, a Delaware corporation, unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “intends” and other similar expressions. For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

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Our strategic lunar resource and infrastructure initiative, including potential opportunities associated with lunar resource development, autonomous lunar infrastructure, semiconductor processing, silicon-28, helium-3, quantum computing, artificial intelligence, high-performance computing, lunar transportation systems, and commercial lunar programs; our ability to evaluate, develop, fund, commercialize, or partner around future lunar technologies; and the potential long-term development of Moon-based semiconductor, quantum computing, or industrial infrastructure;

●	The adverse expectations regarding the global economy, inflation, the potential for recession and geopolitical tensions and any resulting sanctions, or wars;

●	The effect of economic and political conditions in the United States or other nations that could impact our ability to sell our products and services or gain customers;

●	Product demand and market acceptance risks, including our ability to develop and sell products and services to be used by governmental or commercial customers;

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The impact of trade barriers imposed by the U.S. government, such as import/export duties and restrictions, tariffs and quotas, and potential corresponding actions by other countries in which we conduct our business;

●	Technological difficulties and potential legal claims arising from any technological difficulties;

●	The risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation;

●	Uncertainty in government funding and support for key programs, grant opportunities, or procurements;

●	The impact of competition on our ability to win new contracts;

●	Our ability to meet technological development milestones and overcome development challenges; and

●	Our ability to successfully identify, complete and integrate acquisitions.

While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others identified herein.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to on page 6 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate; therefore, we cannot assure you that the forward-looking statements included in this prospectus will prove to be accurate. Considering the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, new information, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

OUR BUSINESS

Our Company

Our mission is to expand access to mass spectrometry ("MS") and its use through the deployment of devices designed specifically for the appropriate levels of precision required in high-volume, real-time testing environments such as airports, border checkpoints, cargo hubs, infrastructure security, correctional facilities, military bases, law enforcement centers, and industrial locations. The Astrotech Mass Spectrometer Technology™ (“AMS Technology”) platform achieves our mission through simplifying the user interface, automating the complicated calibration process, ruggedizing the critical components to endure MS field work, and enabling multiple configurations for sample intake options.

We are commercializing the AMS Technology through application specific, wholly owned subsidiaries described below.

●	Astrotech Technologies, Inc. (“ATI”) owns and licenses the intellectual property related to the AMS Technology.
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1st Detect Corporation (“1st Detect”) is a manufacturer of explosives trace detectors ("ETDs") and narcotics trace detectors (“NTDs”) developed for use in security and detection at airports, border checkpoints, cargo hubs, infrastructure security, correctional facilities, military bases, and law enforcement centers. 1st Detect holds an exclusive AMS Technology license from ATI for air passenger and cargo security applications as well as narcotics detection.

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AgLAB, Inc. (“AgLAB”) is developing a series of mass spectrometers for use in the hemp and cannabis market with initial focus on optimizing yields in the distillation processes. AgLAB holds an exclusive AMS Technology license from ATI for applications in the agriculture industry which require analyzing complex chemical compounds found in organic plant material and extracts.

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BreathTech Corporation (“BreathTech”) is advancing a breath analysis tool to screen for volatile organic compound (“VOC”) metabolites found in a person’s breath that could indicate a compromised condition including but not limited to a bacterial or viral infection. BreathTech holds an exclusive AMS Technology license from ATI for breath analysis applications.

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Pro-Control, Inc. ("Pro-Control") is focused on applying the AMS Technology in industrial process control applications. The mass spectrometer and process are designed to test, measure and increase reaction intermediates, purity and percent yields in industrial processes. Pro-Control holds an exclusive AMS Technology license from ATI for the distillation of chemicals outside of the agriculture industry.

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EN-SCAN, Inc. (“EN-SCAN”) is developing advanced environmental testing and monitoring solutions, integrating gas chromatography and mass spectrometry technology in rugged, portable designs. EN-SCAN’s products are expected to support industrial, environmental, and regulatory applications, helping organizations meet compliance requirements and environmental safety. EN-SCAN will use proprietary ATi Gas Chromatograph and AMS Technology license from ATI for instant feedback to accurately detect soil, water, and air contamination source location and migration.

Our Board of Directors has approved a strategic initiative focused on lunar resource development, autonomous lunar industrial infrastructure, and future Moon-based advanced computing and semiconductor manufacturing opportunities. Our initiative is expected to focus on four strategic lunar resource and infrastructure categories:

●	Silicon and ultra-pure silicon-28 ("Si-28") for advanced semiconductor and quantum computing applications;
●	Helium-3 ("3He") for potential quantum cooling and cryogenic infrastructure applications;
●	Platinum group metals ("PGMs") for potential terrestrial industrial applications; and
●	Water ice for potential propellant production and life-support infrastructure.

We are pursuing this new lunar strategic initiative, which we anticipate will provide an early-mover advantage in the emerging space industrial economy with the goal of mining and developing resources that are located on the lunar surface by leveraging reduced space launch costs, utilizing solar energy, and the unique vacuum and reduced gravity environments of the Moon. We believe this initiative will align the business with global aerospace, defense, and national security priorities.

Company Information

We were incorporated under the laws of the State of Delaware in 1984. Our website address is www.astrotechcorp.com. Our principal executive offices are located at 1817 W. Braker Lane, Suite 400, Austin, Texas 78758, and our telephone number is (512) 485-9530. The information provided on our website does not constitute part of this prospectus supplement or the accompanying prospectus, and is not incorporated by reference as part of this prospectus supplement or the accompanying prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act, which allows us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, in addition to the risk factors set forth below, you should consider carefully the specific factors discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q or in other documents that are filed after the date hereof and incorporated by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to our Strategic Initiatives

We intend to explore expanding our business into strategic initiatives focused on lunar resource development, autonomous industrial infrastructure and Moon-based semiconductor and quantum computing manufacturing opportunities, and we may not be able to successfully transition our business and may not realize the anticipated synergies and benefits of such proposed transition.

Recently our Board approved a strategic initiative focused on the exploration of potential lunar resource development, autonomous industrial infrastructure and future Moon-based semiconductor and quantum computing manufacturing opportunities. Such initiatives are in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. We may formulate new business strategies, offer new products or services or enter into new markets, which may result in additional risks and uncertainties in our business. Accordingly, our intended business and operations may not prove to be successful in the future, if at all.

We expect to continue to evaluate the acquisition of strategic businesses and technologies with the potential to enhance our strategic initiatives. It may be difficult for us to complete transactions quickly and to integrate acquired operations efficiently into our current business operations. Acquisitions and investments may involve significant cash expenditures, debt incurrence, operating losses and expenses that could have a material adverse effect on our business, consolidated financial condition, results of operations and cash flows. Integration activities can be costly, complex and time-consuming. We may not be able to realize the expected benefits from our strategic initiatives because of integration difficulties or other challenges. Acquisitions involve numerous other risks, including: (i) diversion of management’s time and attention from daily operations; (ii) difficulties integrating acquired businesses, technologies and personnel into our business; (iii) inability to obtain required regulatory approvals; (iv) inability to obtain required financing on favorable terms or, if so obtained, risks associated with incurrence of substantial amounts of indebtedness to finance the acquisition; (v) potential loss of key employees, key contractual relationships, or key customers of acquired companies or from our existing businesses; (vi) assumption of the liabilities and exposure to unforeseen liabilities of acquired companies (including environmental, employee benefits, safety and health and third-party property and casualty liabilities), (vii) unanticipated changes in applicable laws and regulations (viii) unanticipated expenses and liabilities and (ix) other difficulties in the assimilation of our strategic initiative's business operations, technologies, products and systems. Any acquisitions or investments may ultimately harm our business or consolidated financial condition, as such acquisitions may not be successful and may ultimately result in impairment charges. The success of this initiative will depend, in part, on our ability to realize all or some of the anticipated synergies and other benefits from integrating the new strategic initiatives with our existing business.

In addition, we may not accomplish the integration smoothly, successfully or within the anticipated costs or timeframe. If we experience difficulties with the integration process or if the business of our strategic initiatives deteriorates, growth opportunities and other synergies may not be realized fully or at all, or may take longer to realize than expected. If any of the above risks occur, our business, financial condition, results of operations and cash flows may be materially and adversely impacted, we may fail to meet the expectations of investors or analysts, and our stock price may decline as a result.

The development and maintenance of the technologies and infrastructure necessary to support our new strategic initiatives related to lunar resource development will require significant capital expenditures, and if we are unable to generate sufficient cash flow from operations or obtain additional financing on acceptable terms, our business, financial condition, results of operations, and future prospects could be materially and adversely affected.

Our new strategic initiatives would require substantial capital expenditures to design, develop, expand, and maintain our technologies and infrastructure to support development of such potential operations. These expenditures include, but are not limited to, costs associated with research and development, construction and expansion of production capabilities, acquisition of property and equipment, and ongoing maintenance and upgrades to ensure reliability and competitiveness.

In particular, lunar resource development, autonomous industrial infrastructure and Moon-based semiconductor and quantum computing manufacturing opportunities all require the investment of significant additional capital resources. We may choose to increase or accelerate the pace of any of these investments at any time, which could result in periods of reduced profitability or increased losses as we prioritize long-term growth over near-term financial performance. Many of the products and services that may be important for the growth of our strategic initiatives are novel and untested, and therefore our estimates of capital expenditures may prove to be inaccurate. In addition, if any adverse findings are discovered at any stage during the course of our lunar strategic initiatives that would render the initiative unsuitable, then we may not be able to obtain the financing necessary to proceed with the strategic initiatives on favorable terms, or at all.

Our ability to obtain financing that may be needed to provide additional funding will depend, in part, on factors beyond our control, and there can be no assurance that funding will be available to us on commercially reasonable terms or at all. Even if we are able to obtain financing, we may have to accept terms that are disadvantageous to us or that may have an adverse impact on our business plan and the viability of the relevant strategic initiatives. Any additional debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which could limit our operational flexibility and make it more difficult for us to obtain additional capital and to pursue business opportunities.

In addition, we may need to raise additional capital through further issuances of equity or convertible debt securities, and if we do, our shareholders would suffer significant dilution and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Our ability to access the capital markets or secure other sources of financing may be adversely affected by factors beyond our control, including fluctuations in market conditions, changes in investor sentiment, increases in interest rates, or adverse events affecting the broader industry or economy. The failure to obtain necessary additional funding could cause any or all of our strategic initiatives to be delayed or not completed.

Many of our initiatives, including those autonomous lunar industrial infrastructure, lunar resource development and Moon-based advanced computing and semiconductor manufacturing, involve significant technical complexity, unproven technologies, or technologies that do not exist or may require significant advancement, and such initiatives may not achieve commercial viability.

Our initiatives, including those autonomous lunar industrial infrastructure, lunar resource development and Moon-based advanced computing and semiconductor manufacturing are in early stages of conception, design and development and have not yet been proven at commercial scale, or at all, and may ultimately be unsuccessful. In particular, the timeline for these initiatives, and the launch cadence required to achieve them may be difficult or impossible to determine. To date, no formal business plan or capital budget has been approved relating to our initiatives, including those involving autonomous lunar industrial infrastructure, lunar resource development and Moon-based advanced computing and semiconductor manufacturing. These efforts require substantial and ongoing investments of financial, technical, and human resources over extended time horizons, including, but not limited to, research and development, testing, infrastructure, regulatory approvals, and mission execution. The technologies, systems, and operational capabilities required for each of these initiatives involve significant technical complexity and are subject to design, engineering, and performance risks, many of which may only become apparent as development and testing progress. Many of these technologies, systems and operational capabilities are novel and untested, and we expect to incur significant capital expenditures over a period of years before our products and services and other strategic initiatives, including in-orbit, lunar, and interplanetary industrialization efforts, become profitable, which may never occur. We may not be able to develop, commercialize, scale, or successfully implement these or other strategic initiatives on the timelines we currently anticipate, or at all. Furthermore, to the extent that breakthrough developments in terrestrial energy access, such as advances in nuclear energy, significantly reduce energy costs or alleviate infrastructure constraints, the viability of our infrastructure may be materially diminished. Even if our lunar industrial infrastructure, lunar resource development and Moon-based advanced computing and semiconductor manufacturing proves to be commercially viable, a material slowdown in the demand of lunar based products could result in existing infrastructure meeting such demand, thereby reducing the need for our lunar infrastructure. As a result, we may be required to devote financial, technical, human or other resources in excess of our current expectations, and there can be no assurance that these investments will generate adequate revenue, which could adversely affect our business, financial condition, results of operations, and future prospects. Several of our anticipated market opportunities, including autonomous lunar industrial infrastructure, lunar resource development and Moon-based advanced computing and semiconductor manufacturing, are still emerging and evolving or do not currently exist, and such markets may not develop as we expect, or at all. Any estimate we make regarding the size or timing of our anticipated market opportunities is inherently uncertain and necessarily involves significant assumptions about future customer demand, adoption, technological development, regulatory conditions and the emergence of a broader commercial market that does not currently exist. While we believe these industries will develop over time, the manner in which they emerge, including the timing of commercialization, the scale and pace of adoption, and the applicable technical, regulatory, geopolitical and economic frameworks may differ materially from our current expectations. If these industries do not develop, develop on slower timelines, at smaller scales, or under different economic or regulatory conditions than we anticipate, this could require us to modify, delay, or abandon certain of our business plans, or cause such plans not to develop at all, which could materially and adversely affect our business, financial condition, results of operations, and future prospects.

Our future revenue and operating results depend upon our ability to develop new technologies and respond to changes in customer demands and industry standards in highly competitive markets, and if we are unable to do so, our business, financial condition, results of operations, and future prospects may be materially and adversely affected.

Our future revenue growth and operating results relating to our new strategic initiatives are dependent on our ability to design, develop and successfully commercialize new and innovative technologies, products, and services on a timely and cost-effective basis. The commercial lunar and space industries are characterized by rapid and disruptive technological change, evolving industry standards, the emergence of new and well-funded competitors, frequent new product and service introductions and regulatory changes. In addition, we may expand into new markets, which may lead to similar or additional challenges that we cannot foresee and may require novel innovations to navigate or overcome. As a result, we may from time to time rapidly adjust, modify or change our strategic priorities, capital allocation, product or service focus or operational initiatives across our business in response to these other changes or new markets.

The markets in which we operate are rapidly evolving and intensely competitive, and we face competition from a range of established and emerging companies, including large, well-capitalized technology companies and aerospace firms, including foreign competitors. Some competitors are investing significant capital to develop related infrastructure that compete directly with our offerings, and companies based in China and other jurisdictions may benefit from government support, favorable regulatory environments, or strategic national prioritization.

If we are unable to anticipate technological trends, respond to technological advancements or changing customer demands, or successfully develop and commercialize new or enhanced offerings, we may be unable to establish or maintain a meaningful market position and our business, financial condition, results of operations, and future prospects could be materially and adversely affected.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes and working capital and capital expenditures. We may also use the net proceeds to invest in or acquire complementary businesses, products or technologies, develop joint ventures, or engage in other strategic investments, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we may invest the proceeds in short-term, investment-grade, interest-bearing instruments, or other similar investment vehicles.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $200,000,000, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity, if applicable;
●	original issue discount, if any;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion, exchange or sinking fund terms, if any;
●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material terms and provisions of our capital stock, Certificate of Incorporation (as amended, the “Certificate of Incorporation”), Amended and Restated Bylaws (as amended, the “Bylaws”), Certificate of Designations of Series A Junior Participating Preferred Stock (the “Series A Certificate of Designations”), Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following descriptions do not purport to be complete and are qualified in their entirety by reference to the relevant provisions of our Certificate of Incorporation, Bylaws, Certificate of Designations and the DGCL. You should refer to our Certificate of Incorporation, Certificate of Amendment to Certificate of Incorporation, Second Certificate of Amendment to Certificate of Incorporation, Third Certificate of Amendment to Certificate of Incorporation, Amended and Restated Bylaws, Series A Certificate of Designations and Series D Certificate of Designations, which are filed as exhibits to our Annual Report on Form 10-K and incorporated herein by reference, and the DGCL.

As of the date hereof, we had authorized capital stock consisting of 250,000,000 shares of common stock, $0.001 par value, and 2,500,000 shares of preferred stock, $0.001 par value. Our Board may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2026, there were 1,769,269 shares issued and 1,758,953 shares outstanding of our common stock and 280,898 shares of Series D Preferred Stock (as defined below) issued and outstanding. As of June 26, 2026, there were 2,009,050 shares of our common stock issued and outstanding and 280,898 shares of Series D Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Our common stock is presently listed on The Nasdaq Capital Market under the ticker symbol “ASTC”.

Preferred Stock

Series D Preferred Stock

The Board has designated 280,898 shares as Series D Preferred Stock. Holders of Series D Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on the Series D Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends shall be paid on the Series D Preferred Stock.

Except as otherwise provided in the Series D Certificate of Designations or as otherwise required by law, the Series D Preferred Stock shall have no voting rights. However, as long as any Series D Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of the Series D Preferred Stock (a) alter or change adversely the powers, preferences or rights given to such series or alter or amend the Series D Certificate of Designations, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, such series, (c) amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the respective holders, (d) increase the number of authorized Series D Preferred Stock or (e) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), each holder of Series D Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value (as defined in the Series D Certificate of Designations), plus any other fees or liquidated damages then due and owing thereon under the Series D Certificate of Designations, for Series D Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities (as defined in the Series D Certificate of Designations). A Fundamental Transaction or Change of Control Transaction (each as defined in the Series D Certificate of Designations) shall be deemed a Liquidation.

If, at any time while the Series D Preferred Stock is outstanding, upon a Fundamental Transaction (as defined in the Series D Certificate of Designations), each holder shall have the right to receive, for each Conversion Share (as defined in the Series D Certificate of Designations) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any Alternate Consideration (as defined in the Series D Certificate of Designations) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Series D Preferred Stock is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price (as defined in the Series D Certificate of Designations) shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction.

As of March 31, 2026, the 280,898 shares of Series D Preferred Stock are convertible to common stock on a one-to-thirty basis of common stock at the option of the holder. Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of Series D Preferred Stock are not callable by the Company.

Additional Series of Preferred Stock

Our Certificate of Incorporation provides that our Board may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation and any certificates of designation that the Board may adopt. Prior to the issuance of shares of each series of preferred stock, the Board is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●

the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board;

●

the rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

●

whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

●

the rights including the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

●

the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

●

the voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board; and

●

the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Company, whether or not convertible into shares of stock of the Company.

The issuance of preferred stock may delay, deter or prevent a change in control.

The description of preferred stock above is not complete. Please refer to any applicable certificate of designation for complete information.

Warrants

As of March 31, 2026, we had issued and outstanding warrants to purchase up to 50,000 shares of common stock. The respective exercise prices and expiration dates of such warrants are listed below.

On March 26, 2020, 824 warrants were issued at an exercise price of $187.50 and an expiration date of March 25, 2025. On March 30, 2020, 2,035 warrants were issued at an exercise price of $140.625 and an expiration date of March 27, 2025. On October 23, 2020, 15,650 warrants were issued at an exercise price of $86.25 and an expiration date of October 21, 2025. On October 28, 2020, 5,775 warrants were issued with an exercise price of $80.625 and an expiration date of October 28, 2025. On February 16, 2021, 5,689 warrants were issued at an exercise price of $121.875 and an expiration date of February 11, 2026. On April 12, 2021, 49,770 warrants were issued with an exercise price of $56.25 and an expiration date of April 7, 2026. As of the date hereof, all of our warrants have since expired and we have no warrants issued and outstanding.

Options

As of March 31, 2026, we have options issued and outstanding to purchase 234,426 shares of our common stock at a weighted average price of $11.10 per share issued under the Company’s 2008 Stock Incentive Plan, 2011 Stock Incentive Plan and 2021 Stock Incentive Plan.

Rights Plan

On December 21, 2022, we entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, a New York limited liability company, as rights agent (the “Rights Agent”).

On December 21, 2022, the Board declared a dividend of one Preferred Share purchase right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Shares”), outstanding on January 5, 2023. The Rights were issued to the stockholders of record on such date. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1000th) of a Preferred Share, at a price of $58.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment.

On December 18, 2023, the Company entered into Amendment No. 1 to Rights Agreement between the Company and the Rights Agent, which extends the Final Expiration Date (as defined in the Rights Plan) to December 20, 2024, unless the Final Expiration Date is further extended by the Company or the rights subject to the Rights Plan are earlier redeemed or exchanged by the Company in accordance with the terms of the Rights Plan. All other terms and conditions of the Rights Plan remain unchanged.

On December 12, 2024, the Company entered into Amendment No. 2 to Rights Agreement between the Company and the Rights Agent, which extends the Final Expiration Date (as defined in the Rights Plan) to December 20, 2025, unless the Final Expiration Date is further extended by the Company or the rights subject to the Rights Plan are earlier redeemed or exchanged by the Company in accordance with the terms of the Rights Plan. All other terms and conditions of the Rights Plan remain unchanged.

On December 12, 2025, the Company entered into Amendment No. 3 to the Rights Agreement with the Rights Agent, which extends the Final Expiration Date (as defined in the Rights Agreement) to 5:00 P.M., New York City time, on December 20, 2026, unless the Final Expiration Date is further extended by the Company or the Rights subject to the Rights Agreement are earlier redeemed or exchanged by the Company in accordance with the terms of the Rights Agreement. All other terms and conditions of the Rights Agreement remain unchanged.

Issuance of Rights

Each outstanding Common Share on the Record Date will receive one Right. For so long as the Rights are attached to the Common Shares (as described below), the Company will issue one Right with each Common Share it issues, so that all such shares have attached Rights. 250,000 Preferred Shares have been reserved for issuance upon exercise of the Rights.

Transfer and Detachment

Until the Distribution Date (as defined below), the Rights will be evidenced, with respect to any certificates representing Common Shares outstanding as of January 5, 2023, by such Common Share certificates.

As defined in the Rights Agreement, “Distribution Date” means the earlier to occur of (i) ten days following (a) a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired “beneficial ownership” (as defined below) of 15% or more of the outstanding Common Shares (or, in the event an exchange is effected in accordance with Section 24(f) of the Rights Agreement and the Board determines that a later date is advisable, then such later date that is not more than 20 days after such public announcement) or (b) such earlier date as a majority of the Board becomes aware of the existence of an Acquiring Person, and (ii) ten business days (or such later date as may be determined by the Board prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares.

For purposes of the Rights Agreement, a person is deemed to be the “Beneficial Owner” of any securities: (i) which such person beneficially owns, directly or indirectly; (ii) in respect to which such person has or shares voting or investment power; (iii) which such person has the right or obligation to acquire; (iv) which are “beneficially owned” (within the meaning of clauses (ii) and (iii) above) by any person with whom the first person has an agreement for the purpose of acquiring, holding, voting or disposing of any securities of the Company, provided, however, that in no case shall an officer or director of the Company be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company or (y) the Beneficial Owner of securities held of record by any entity or trustee holding Common Shares for or pursuant to the terms of any employee benefit plan of the Company or its subsidiaries or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or its subsidiaries, for the benefit of any employee of the Company or its subsidiaries, other than the officer or director, by reason of any influence that such officer or director may have over the voting of securities held in the plan; or (v) which are the subject of a derivative transaction entered into by, or derivative securities acquired by, such person, which gives such person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Share certificates in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter such separate Right Certificates alone will evidence the Rights.

Exercisability of Rights

The Rights are not exercisable until the Distribution Date. The Rights will expire at 5:00 P.M., New York City time, on December 20, 2026 (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Right to Acquire Stock at Half Price

In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price then in effect. If the Company does not have a sufficient number of Common Shares to satisfy such obligation to issue Common Shares, or if the Board so elects, the Company will deliver upon payment of the Purchase Price an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the date a person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the Purchase Price, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the Purchase Price then in effect. The Board may extend the 30-day period described above for up to an additional 90 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

In the event that, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price. In the event that the Company is the surviving corporation of a merger and its Common Shares are changed or exchanged, proper provision will be made so that each holder of a Right will thereafter have the right to receive upon exercise that number of shares of common stock of the other party to the transaction having a market value of two times the Purchase Price.

Adjustment of Purchase Price

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon the exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the case of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date immediately prior to the date of such exercise.

Redemption or Exchange

At any time prior to the Distribution Date, the Board may redeem the Rights, in whole but not in part, at a price of $0.0001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after a person becomes an Acquiring Person and prior to the acquisition by any person of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights beneficially owned by such person, which will have become void), in whole or in part, for Common Shares, at an exchange ratio of one Common Share per Right (subject to adjustment).

Preferred Shares

The Preferred Shares purchasable upon exercise of the Rights will be junior to any other series of preferred shares the Company may issue (unless otherwise provided in the terms of such preferred shares or in the Company’s Certificate of Incorporation). The Preferred Shares will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment in an amount per share equal to the greater of (a) $10 or (b) 1,000 times the aggregate dividend per Common Share declared during the applicable quarter. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment equal to (x) $1,000 per Preferred Share and (y) 1,000 times the aggregate amount per Common Share to be paid in such liquidation. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount per Common Share received in such transaction. These rights of the Preferred Shares are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Amendment

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our company.

Furthermore, our Certificate of Incorporation and Bylaws may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide the Board with the ability to alter the Bylaws without stockholder approval;
●	place limitations on the removal of directors; and
●	provide that vacancies on the Board may be filled by a majority of the directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

Blank Check Preferred. Our Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 2,500,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control. Our Board has designated 300,000 shares as Series A Junior Participating Preferred Stock, none of which were issued and outstanding as of March 31, 2026. Our Board has also designated 280,898 shares as Series D Preferred Stock, all of which were issued and outstanding as of March 31, 2026.

Advance Notice Bylaws. The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

Our Certificate of Incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Certificate of Incorporation provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by the DGCL. Our Bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by the DGCL. Our Bylaws require that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of the DGCL. Our amended and restated bylaws will also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors' and officers' liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Equiniti Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;
●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;
●	the maturity date;
●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place where payments will be made;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:
o	incur additional indebtedness;
o	issue additional securities;
o	create liens;
o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
o	redeem capital stock;
o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
o	make investments or other restricted payments;
o	sell or otherwise dispose of assets;
o	enter into sale-leaseback transactions;
o	engage in transactions with shareholders or affiliates;
o	issue or sell stock of our subsidiaries; or
o	effect a consolidation or merger.
●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
●	information describing any book-entry features;
●	the applicability of the provisions in the indenture on discharge;
●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs.

The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;
●	to comply with the provisions described above under “Description of Debt Securities - Consolidation, Merger or Sale;”
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
●

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●

to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities - General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreements and warrants may be modified;
●	United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;
●	whether it imposes fees or charges;
●	how it would handle a request for the holders’ consent, if ever required;
●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “- Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
●

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or
●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through agents to the public or to investors, to underwriters, dealers or agents or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	prices related to the prevailing market price; or
●	negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;
●	the purchase price of the securities being offered and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any initial public offering price;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on the Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of June 30, 2025 and 2024 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549, or in New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at www.astrotechcorp.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 26, 2025;

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2025, December 31, 2025, and March 31, 2026, filed with the SEC on November 13, 2025, February 13, 2026, and May 13, 2026 respectively;

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 28, 2025, that were deemed to be filed with the SEC;

●

our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on August 18, 2025, October 23, 2025, October 31, 2025, November 12, 2025, December 17, 2025, June 3, 2026, and June 16, 2026 and

●

the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K, filed with the SEC on September 26, 2025, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (512) 485-9530 or by writing to us at the following address:

Astrotech Corporation

1817 W. Braker Lane, Suite 400

Austin, Texas 78758

Attn: Scott Bartley, Interim Chief Financial Officer